Instil Bio Announces First Patient Dosed with ITIL-306, our First Engineered TIL Therapy Using the CoStAR Platform Targeting Folate Receptor Alpha (FRα), in Non-Small Cell Lung Cancer

–ITIL-306 is a novel TIL therapy engineered with our CoStAR platform (CoStAR-TIL) targeting folate receptor alpha which is designed to boost TIL activity in the tumor microenvironment

–CoStAR-T cells demonstrate enhanced proliferation and other effector function, which may increase TIL efficacy and eliminate the need for high-dose interleukin-2

–Patient with non-small cell lung cancer that is refractory to standard therapies is first to receive ITIL-306

–Initial clinical data from dose escalation cohorts expected in 2023

DALLAS, TX, October 18, 2022 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a clinical-stage biopharmaceutical company focused on developing tumor infiltrating lymphocyte, or TIL, therapies for the treatment of patients with cancer, today announced that the first patient has been dosed in a Phase 1 dose escalation study of ITIL-306 (NCT05397093 https://www.clinicaltrials.gov/ct2/show/NCT05397093?term=instil+bio&draw=2&rank=2) for the treatment of multiple solid tumors. ITIL-306 is Instil’s first genetically-engineered Costimulatory Antigen Receptor-TIL (CoStAR-TIL) therapy.

“The successful initiation of the Phase 1 study of ITIL-306 underscores our commitment to evolving TIL therapy, using strategies to enhance product efficacy and safety, with the goal to achieve durable remissions in patients with treatment-refractory solid tumors,” said Bronson Crouch, Chief Executive Officer of Instil Bio.

Instil’s first-in-human Phase 1 study of ITIL-306 is an open-label, multicenter study in patients with non-small cell lung cancer, ovarian cancer, and renal cell carcinoma. Patients in the first dose cohort will receive a target dose of one billion CoStAR-transduced TILs after receiving a reduced intensity lymphodepletion regimen and no post-infusion interleukin-2. The study will evaluate safety of ITIL-306 in addition to efficacy and translational endpoints. The company anticipates reporting initial clinical data from the Phase 1 trial in 2023.

ITIL-306 is an autologous TIL cell therapy engineered with a novel and proprietary CoStAR molecule that is activated by folate receptor alpha (FRα) to provide robust costimulatory signals within the tumor microenvironment. CoStAR builds on the key advantages of native TILs to enhance the cytokine release, cytolytic activity, and proliferation of TILs in the tumor microenvironment. Previously published preclinical data ( https://instilbio.com/wp-content/uploads/2022/06/ASCO-2022_Moon_CoStAR-In-Vivo-Poster_16May2022.pdf ) demonstrates the ability of CoStAR-T cells to enhance tumor control in vivo in the absence of exogenous IL-2, supporting a treatment regimen free of IL-2 in the Phase 1 study of ITIL-306.

About Instil Bio

Instil Bio, Inc. (Nasdaq: TIL) is a clinical-stage biopharmaceutical company focused on developing TIL therapies for the treatment of patients with cancer. The Company has assembled an accomplished management team with a successful track record in the development, manufacture, and commercialization of cell therapies. Using the Company’s proprietary, optimized, and scalable manufacturing processes at its in-house manufacturing facilities, Instil is advancing its lead TIL product candidate, ITIL-168, for the treatment of advanced melanoma and other solid tumors as well as ITIL-306, a next-generation, genetically engineered TIL therapy for multiple solid tumors. For more information visit. www.instilbio.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “potential,” “projects,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying our pipeline of potential therapies, our goal of achieving durable remissions in patients with challenging and treatment-refractory solid tumors, the design of our Phase 1 study of ITIL-306, our expectations concerning the availability of initial clinical data from such study and the timing thereof, and other statements that are not historical fact. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming cell therapy product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that Instil’s product candidates may otherwise not be effective treatments in their planned indications; the ongoing COVID-19 pandemic, which could materially and adversely affect Instil’s business and operations, including Instil’s ability to timely initiate, enroll and complete its ongoing and future clinical trials; the time-consuming and uncertain regulatory approval process; risks inherent in manufacturing and testing of cell therapy products; the sufficiency of Instil’s cash resources, and other risks and uncertainties affecting Instil and its development programs, including those discussed in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:

Media Contact: 1-833-446-7845 Ext. 1009 mediarelations@instilbio.com Janhavi Mohite Stern Investor Relations 1-212-362-1200 janhavi.mohite@sternir.com